UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 17, 2021, Evelo Biosciences, Inc. (the “Company”) entered into a commercialization and license agreement (the “ALJ Agreement”) with Meddist Company Limited (“ALJ”). Pursuant to the ALJ Agreement, the Company granted to ALJ an exclusive, non-transferable (except as permitted), sublicensable license under certain of the Company’s know-how and patent rights relating to the Company’s product candidate EDP1815 (together with any replacement or second products of the Company described below, the “Products”) solely (i) to conduct development activities relating to the Products allocated to ALJ in a development plan agreed with the Company, (ii) to conduct manufacturing activities relating to the Products in all therapeutic uses in humans (the “Field”) throughout the world, subject to certain conditions and requirements, and (iii) to commercialize the Products in the Field in all countries of Africa and the Middle East-Turkey excluding certain restricted countries (the “Territory”). If the Company ceases all development of EDP1815 prior to receipt of regulatory approval required for commercialization of EDP1815 in any one of the United States, the United Kingdom, France, Germany, Spain, Italy, China or Japan, then ALJ will have the right to designate another product candidate of the Company as a replacement to EDP1815 or terminate the ALJ Agreement, subject to certain conditions and requirements. Further, for the first two years of the term, ALJ will have the right to negotiate in good faith to add a second product candidate of the Company at a comparable stage of development to the ALJ Agreement, subject to certain conditions and requirements, including an additional fee (not to exceed $7.5 million) to be paid to the Company in consideration for ALJ’s rights to such second product candidate. Under the ALJ Agreement, neither party is permitted to exploit any competitive product of the Products in the Field in the Territory, other than to develop or manufacture such competitive products in the Territory solely for purposes of exploiting such competitive products outside the Territory. However, the Company retains rights to (i) practice the licensed know-how and patents and exploit the Products (a) outside the Territory for any and all purposes and (b) outside the Field anywhere in the world in the Company’s sole discretion, (ii) practice the licensed know-how and patents and exploit the Products in the Field in the Territory to the extent necessary to perform its obligations under the ALJ Agreement, (iii) manufacture the Products worldwide, and (iv) exploit any competitive products outside the Territory.

Pursuant to the ALJ Agreement, the Company is obligated to use commercially reasonable efforts to develop EDP1815 in order to obtain regulatory approval required for commercialization of EDP1815 in at least one of the United States, the United Kingdom, France, Germany, Spain, Italy, China and Japan. Both parties will (i) use commercially reasonable efforts to perform all activities allocated to the party in the development plan and a regulatory plan agreed by the parties and (ii) share eligible development expenses equally (50:50). Additionally, ALJ will be responsible for undertaking all regulatory activities in the Territory in accordance with the regulatory plan. Finally, ALJ will use commercially reasonable efforts to commercialize the Products in the Territory in accordance with a commercialization plan agreed by the parties and the parties will share eligible commercialization expenses equally (50:50).

In consideration for the rights the Company granted under the ALJ Agreement, ALJ paid to the Company a one-time, upfront payment of $7.5 million. Furthermore, ALJ Health Care & Life Sciences Company Limited purchased $7.5 million of the Company’s common stock in a stand-alone transaction at the then-current fair market value on February 2, 2021. The parties will also share the operating profits and losses for all Products in the Territory equally (50:50).

Under the ALJ Agreement, the Company has the sole right and authority to file, prosecute and maintain the licensed patents, as well as the initial right, but not the obligation, to initiate an infringement or other appropriate suit relating to the licensed patents. Further, the Company will have the sole right, but not the obligation, to defend against actions challenging any claims within the licensed patents.

The ALJ Agreement will remain in effect until it is terminated pursuant to the terms thereunder. ALJ may terminate the ALJ Agreement, in its entirety or on a product-by-product basis, for convenience upon prior written notice. Additionally, ALJ may terminate the ALJ Agreement (i) in its entirety (or, if following ALJ’s designation of a second product, only with respect to EDP1815) upon written notice if the Company ceases all development of EDP1815 prior to regulatory approval required for commercialization of EDP1815 in the specified countries triggering ALJ’s right to a replacement product and ALJ chooses not to replace EDP1815, or (ii) on a product-by-product basis, upon written notice if regulatory authorities in five of the specified major market countries within the Territory provide written notice that they will not grant any regulatory approval required for commercialization in such countries for such Product. The Company may terminate the ALJ Agreement upon prior written notice, on a product-by-product basis, if ALJ does not conduct any material regulatory or commercialization activities with respect to a Product in any of the specified major market countries within the Territory for a continuous period of time, subject to certain conditions. Either party may terminate the ALJ Agreement upon written notice in the event of the other party’s (x) material breach that is not cured after 90 days after written notice thereof or (y) bankruptcy or insolvency.

Upon termination of the ALJ Agreement for any reason (whether in whole or in part), (i) all licenses, sublicenses, and all other rights granted to ALJ thereunder will terminate for any terminated product in any terminated country, (ii) the Company will have a worldwide, exclusive, fully-paid, royalty-free, perpetual, irrevocable, sublicensable (through multiple tiers) license under ALJ’s rights in any know-how or patents that relate to the Products that are owned and controlled by ALJ and are necessary to exploit any terminated Products in terminated countries, (iii) ALJ will assign to the Company any third-party agreement entered into pursuant to which ALJ then controls any know-how or patents from a third party relating exclusively to terminated Products in terminated countries and that are necessary or reasonably useful to exploit such Products in such countries, if permitted under such third-party agreement, or, if such third-party know-how or patents cannot be assigned to the Company, then ALJ will maintain such third-party agreements and the Company will pay to ALJ 100% of all payments due thereunder in consideration of the sublicense to the Company and the Company’s exploitation of such third-party know-how or patents, (iv) ALJ, to the extent requested by the Company, will assign and transfer to the Company all of its rights, title and interests in and to all regulatory submissions and approvals for terminated Products in the terminated countries, (v) ALJ, upon the Company’s request, will provide copies of all material documentation relating to terminated Products, including material non-clinical, preclinical and clinical data, and (vi) ALJ, to the extent requested by the Company, will promptly assign and transfer to the Company all of ALJ’s or its affiliates’, sublicensees’ or subcontractors’ rights, title and interests in and to all clinical trial agreements, manufacturing agreements, supply agreements, distribution agreements, confidentiality and other agreements, data and other know-how in ALJ’s or its affiliates’, sublicensees’ or subcontractors’ control, in each case, relating exclusively to terminated Products in terminated countries. In addition, upon termination of the ALJ Agreement in part, if ALJ controls any know-how or patents from a third party that non-exclusively relate to terminated Products in terminated countries that are necessary or reasonably useful to exploit such Products, ALJ will maintain such third-party agreements and the Company will pay to ALJ 100% of all payments due thereunder in consideration of the sublicense to the Company and the Company’s exploitation of such third-party know-how or patents.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Commercialization and License Agreement dated March 17, 2021 by and among Evelo Biosciences, Inc. and Meddist Company Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: March 23, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary